Exhibit 99.2

FORM OF ELECTION FORM FOR USE BY STOCKHOLDERS OF

HPK FINANCIAL CORPORATION

IMPORTANT: TO BE EFFECTIVE, THIS ELECTION FORM MUST BE RECEIVED BY IST SHAREHOLDER SERVICES (THE “EXCHANGE AGENT”) NO LATER THAN 5:00 P.M., CHICAGO TIME, ON THE FIFTH BUSINESS DAY PRIOR TO THE EFFECTIVE TIME OF THE MERGER (THE “ELECTION DEADLINE”).

Pursuant to the terms of the Agreement and Plan of Merger dated as of September 18, 2012 (the “Merger Agreement”) by and between Wintrust Financial Corporation (“Wintrust”), Wintrust BHC Merger Co. and HPK Financial Corporation (“HPK”), the undersigned stockholder(s) of HPK elects to receive the following form of consideration in connection with the conversion of his or her shares of HPK common stock, par value $1.00 per share (“HPK Common Stock”), upon consummation of the transactions contemplated in the Merger Agreement. This election is subject to proration procedures intended to insure that, unless waived by Wintrust, approximately 50% of the aggregate consideration paid by Wintrust to holders of HPK Common Stock will be Wintrust common stock, no par value per share (“Wintrust Common Stock”), and approximately 50% of the aggregate consideration paid by Wintrust will be paid in cash, as described in the Proxy Statement/Prospectus filed with the Securities and Exchange Commission on                     , 2012 (the “Proxy Statement/Prospectus”).

As further described in the Proxy Statement/Prospectus, pursuant to the Merger Agreement a portion of the aggregate merger consideration equal to $2,750,000 in cash, which equals approximately ten percent (10%) of the total aggregate merger consideration being paid in the merger, will be withheld from payment and contributed to the escrow account that supports certain indemnification obligations of HPK under the Merger Agreement. Thus regardless of your election below, ten percent (10%) of your total merger consideration will be withheld as per share escrowed merger consideration, to be held pursuant to the escrow agreement and released from the escrow account in accordance with the terms and conditions of the Merger Agreement and the escrow agreement.

This election governs the form of merger consideration that you, as a stockholder of HPK, will receive if the merger is consummated. This election may also affect the tax consequences of the merger to you.

ELECTION

☒  Please check the appropriate box as in this example to indicate your election. Please check only one box.

1. CASH ELECTION. The undersigned elects to have all of their shares of HPK Common Stock converted into cash.  ☐

2. STOCK ELECTION. The undersigned elects to have all of their shares of HPK Common Stock converted into shares of Wintrust Common Stock.  ☐

3. COMBINATION ELECTION. The undersigned elects to have approximately 50% of their shares of HPK Common Stock converted into cash and approximately 50% of their shares of HPK Common Stock converted into shares of Wintrust Common Stock.  ☐

You will be deemed to have made a Combination Election if:

A. You do not choose either the Cash Election or Stock Election;

B. You fail to follow the instructions on this election form or otherwise fail to properly make an election; or

C. A completed election form is not received by the Election Deadline.

DESCRIPTION OF SHARES OF HPK COMMON STOCK

COVERED BY ELECTION

Name(s) and Address(es) of Registered Holder(s) (Print exactly as name appears on Certificate)	Certificate Number	No. of Shares Represented by Certificate

Total Shares

ONCE MADE, THIS ELECTION IS IRREVOCABLE. A HOLDER OF RECORD MAY ONLY MAKE ONE ELECTION WITH REGARD TO THE SHARES HE OR SHE OWNS. ALL QUESTIONS AS TO THE VALIDITY, FORM AND ELIGIBILITY OF ANY ELECTION FORM WILL BE DETERMINED BY THE EXCHANGE AGENT AND SUCH DETERMINATION SHALL BE FINAL AND BINDING. NEITHER HPK NOR THE EXCHANGE AGENT IS UNDER ANY OBLIGATION TO PROVIDE NOTIFICATION OF ANY DEFECTS IN ANY ELECTION.

The undersigned certifies that he has reviewed the accompanying instructions and has complied with all requirements stated therein. The undersigned acknowledges that any election is subject to the terms, conditions and limitations set forth in the Merger Agreement and described in the Proxy Statement/Prospectus. The undersigned hereby authorizes the Exchange Agent to follow all elections and to rely upon all representations, certifications and instructions accompanying this election form.

To be signed by the holder(s) of record exactly as your name(s) appear on the stock certificate(s). All joint owners must sign. When signing as attorney, executor, administrator, trustee, guardian, officer, general partner, etc., please give full title as such.

PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER DATE

PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER DATE

PLEASE RETURN THIS ELECTION FORM TO THE EXCHANGE AGENT PRIOR TO THE ELECTION DEADLINE, USING THE ENCLOSED, PRE-PAID, PRE-ADDRESSED ENVELOPE.

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